UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 2, 2012 (July 27, 2012)

MEADOWBROOK INSURANCE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	38-2626206
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1-14094
(Commission File Number)

26255 American Drive Southfield, Michigan (Address of Principal Executive Offices)	48034 (Zip Code)

(248) 358-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On July 30, 2012, Meadowbrook Insurance Group, Inc. issued a press release setting forth its financial results for the second quarter and six months ended June 30, 2012.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 27, 2012, the Company adopted its 2012 Long Term Incentive Plan (the “Plan”). The Plan allows for the use of cash and/or restricted stock incentive awards to eligible executives, managers and other eligible key employees based on the achievement of pre-established performance goals for annual performance periods commencing on or after January 1, 2012.  The Compensation Committee of the Board of Directors administers the Plan, subject to the direction of the Board of Directors, and will designate the eligible employees, who will participate in the Plan for a specified performance period.  The Plan was adopted pursuant to the Company's 2009 Equity Compensation Plan, which was previously approved by shareholders.  Participants are not eligible for any award under the Plan, until the end of the performance period, which is December 31, 2012.

Under the Plan, in the event that a participant’s employment is terminated by the Company or any of its subsidiaries for “cause”, or by the participant without “good reason” (as such terms are defined in the Plan), the participant is not entitled to the payment of any cash award previously declared that has not been paid, forfeits all shares of unvested restricted stock, and will not be entitled to any award for the period in which such termination of employment occurs.

In the event that the a participant’s employment is terminated by the Company or any of its subsidiaries without “cause”, by the participant for “good reason” (as such terms are defined in the Plan), or due to the participant’s death, disability or retirement, the participant is entitled to previously declared cash awards, will become vested in all shares of restricted stock that have not yet vested (or will continue to vest in such shares in accordance with the terms and conditions of the participant’s restricted stock agreement), and is entitled to a pro rata portion of any awards for the period in which such termination occurs.

In the event of a “change in control” of the Company (as defined in the Plan) each participant is entitled to the payment of a pro rata portion of the award for the period in which the change in control occurs, cash awards that have not yet been paid for the period ending prior to the effective date of the change in control and, to the extent provided in the applicable restricted stock agreement, all shares of restricted stock fully vest and become nonforfeitable.

The foregoing description of the Plan is qualified in its entirety by reference to the Plan, a copy of which is attached as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

a.	None.

b.	None.

c.	None.

d.	The following documents are furnished as Exhibits to this Current Report on Form 8-K pursuant to Item 601 of Regulation S-K:

10.1	The Company’s 2012 Long Term Incentive Plan, dated July 27, 2012.
99.1	Earnings Press Release for the second quarter and six months ended June 30, 2012, issued July 30, 2012.

The information filed as Exhibit 99.1 to this Form 8-K is being furnished in accordance with Items 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities imposed by that Section.  Such information shall not be incorporated by reference into any registration statement or other document or filing under the Securities Act of 1933, as amended, except as may be expressly set forth in a specific filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2012		MEADOWBROOK INSURANCE GROUP, INC (Registrant)

	By:	/s/ Karen M. Spaun
Karen M. Spaun, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	The Company’s 2012 Long Term Incentive Plan, dated July 27, 2012.

99.1	Earnings Press Release for the second quarter and six months ended June 30, 2012, issued July 30, 2012.